Exhibit 10.28

SECOND AMENDMENT TO UNSECURED PROMISSORY NOTE

This Second Amendment to Unsecured Promissory Note (this “Amendment”) is entered into as of April 9, 2026, by and between: NextTrip Inc., a Nevada corporation (the “Company”), and The Donald P. Monaco Insurance Trust (the “Holder”). The Company and the Holder are referred to collectively as the “Parties.”

RECITALS

WHEREAS, the Company previously issued that certain Unsecured Promissory Note dated March 25, 2026, in the original principal amount of $80,000 (the “Note”); and

WHEREAS, the Company previously issued that certain First Amendment to the Unsecured Promissory Note dated April 6, 2026, in the additional principal amount of $75,000 (the “Note”); and

WHEREAS, the Parties desire to amend the Note to further increase the principal amount and extend the maturity date.

AGREEMENT

1. Increase in Principal Amount. Effective as of April 9, 2026, the outstanding principal amount of the Note is increased by $135,000. Accordingly, the total principal amount of the Note shall be $290,000, plus any accrued and unpaid interest. All interest shall continue to accrue in accordance with the terms of the Note.

2. Extension of Maturity Date. Section 1 of the Note is amended to replace the existing Maturity Date with April 30, 2026. All references in the Note to the “Maturity Date” shall refer to April 30, 2026.

3. No Other Modifications. Except as expressly modified, all terms of the Note remain unchanged and in full force and effect.

4. Governing Law. This Amendment shall be governed by the laws of the State of Nevada.

5. Counterparts. This Amendment may be executed in counterparts and delivered electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY:

NEXTTRIP, INC.

By:	/s/ William Kerby
Name:	Bill Kerby
Title:	Chief Executive Officer

HOLDER:

THE DONALD P. MONACO INSURANCE TRUST

By:	/s/ Donald P. Monaco
Name:	Donald P. Monaco
Title:	Trustee